UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2025

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2025, Alkermes plc (the “Company”) announced the appointment of Joshua Reed to the position of Senior Vice President, Chief Financial Officer, effective as of September 15, 2025. In connection with his appointment, Mr. Reed will assume the role of the Company’s principal financial officer, which was previously being performed on an interim basis by Blair C. Jackson, Executive Vice President, Chief Operating Officer of Alkermes, Inc. Samuel J. Parisi, Vice President, Finance of Alkermes, Inc., will continue to serve as the Company’s interim principal accounting officer.

Mr. Reed, age 52, has over 30 years of financial leadership experience, most recently having served as Chief Financial Officer of Omega Therapeutics, Inc., a then publicly-traded biotechnology company, from May 2022 to May 2024. Prior to that, Mr. Reed served as Chief Financial Officer of Aldeyra Therapeutics, Inc., a publicly-traded biotechnology company, from July 2018 to May 2022. Earlier in his career, Mr. Reed held various finance and operations positions of increasing responsibility at Bristol Myers Squibb, a publicly-traded global biopharmaceutical company. Mr. Reed earned a Bachelor of Science in Finance from Rutgers University and a Master of Business Administration from the University of Michigan’s Ross School of Business. Mr. Reed has served on the board of directors of Scholar Rock Holding Corporation, a publicly-traded biotechnology company, since March 2021.

Under the terms of his employment offer letter (the “Offer Letter”), Mr. Reed’s annual base salary will initially be $615,000 and he will be eligible to receive an annual cash performance award under the Company’s reporting officer performance pay plan, with a target award of 50% of his base salary, which award will be pro-rated for 2025.

In connection with his appointment, Mr. Reed will be granted a new hire equity grant with an aggregate target value of $3,500,000, consisting of approximately 67% time-vesting stock options and approximately 33% restricted stock unit awards, to vest and become exercisable, as applicable, in four equal annual installments commencing on the first anniversary of the grant date, subject to Mr. Reed’s continuous service. The exercise price per share of the stock option will be equal to the closing price of the Company’s ordinary shares on the date of grant, as reported on the Nasdaq Global Select Market.

In connection with his appointment, Mr. Reed will enter into an employment agreement with Alkermes, Inc., an indirect wholly-owned subsidiary of the Company, in substantially the form previously filed on November 2, 2016 as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (the “Employment Agreement” and together with the Offer Letter, the “Agreements”), and will be eligible to participate in other benefit programs and compensatory plans available to all similarly-situated employees.

Under the terms of the Employment Agreement, if, during the term of Mr. Reed’s employment, his employment is terminated without Cause or for Good Reason (each capitalized term as defined in the Employment Agreement), and he thereafter signs a general release of claims, Alkermes will provide Mr. Reed with severance benefits, as follows: over a twelve-month period, he will receive an amount equal to the sum of (i) his current base salary, plus (ii) the average of the annual cash incentive compensation he received for the prior two years, and he will be entitled to continued participation in applicable health benefit plans during such twelve-month period.

Additionally, under the terms of the Employment Agreement, if, during the two-year period following a Change in Control (as such term is defined in the Employment Agreement), Mr. Reed’s employment is terminated without Cause or for Good Reason, Mr. Reed will be paid a pro-rata amount of his base salary for the year in which the termination occurs and a pro-rata annual cash incentive compensation (based upon the average of his annual cash incentive compensation for the prior two years) for the year in which the termination occurs. Additionally, Mr. Reed will receive a lump sum payment equal to one and one-half times the sum of his then-base salary (or the base salary in effect at the time of the Change in Control, if higher), plus an amount equal to the average of the annual cash incentive compensation he received for the two immediately preceding years. Mr. Reed would also be entitled to continued participation in applicable health benefit plans for a period of eighteen months following the date of termination. The Agreements also contain various standard restrictive covenants, including covenants relating to non-solicitation, confidentiality and assignment of inventions.

In connection with his appointment, Mr. Reed is entitled to enter into a deed of indemnification with the Company in substantially the form previously filed on April 29, 2020 as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, and an indemnification agreement with Alkermes, Inc. in substantially the form previously filed on April 29, 2020 as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q.

There is no arrangement or understanding between Mr. Reed and any other person pursuant to which Mr. Reed was appointed as an officer of the Company or any of its subsidiaries. There is no family relationship between Mr. Reed and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, and Mr. Reed does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing is only a brief description of the above-specified compensatory arrangements and is qualified in its entirety by reference to the Offer Letter that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and the forms of the Employment Agreement and indemnification agreements that were previously filed as exhibits to the Company’s periodic reports as referenced herein.

Item 7.01 Regulation FD Disclosure.

On September 12, 2025, the Company issued a press release announcing Mr. Reed’s appointment, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, and in Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Alkermes plc dated September 12, 2025.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: September 12, 2025	By:	/s/ David J. Gaffin
David J. Gaffin
Secretary